EXHIBIT 16.1

SHERB & CO., LLP CERTIFIED PUBLIC ACCOUNTANTS ———————————————————————— 805 Third Ave., New York, NY 10022 Voice: (212) 838-5100 Fax: (212) 838-2676

November 19, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 15, 2012 of Sibling Group Holdings, Inc. and are in agreement with the statements contained first, second, third and fourth paragraphs therein in their entirety.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Sherb & Co., LLP
Certified Public Accountants